RATIO OF EARNINGS TO FIXED CHARGES

                                              FOR THE SIX MONTHS
                                                ENDED JUNE 30,         AT OR FOR THE YEARS ENDED DECEMBER 31,
                                              ------------------- -------------------------------------------------
                                                1997      1996       1996      1995      1994      1993      1992
                                              --------- --------- ---------- --------- --------- --------- --------
                                                                         (IN THOUSANDS)
Earnings (loss) before income taxes and
 extraordinary items ........................  $21,587   $17,087   $ 31,252   $28,437   $26,497   $23,171   $24,493
Fixed interest charges  .....................   55,406    31,349     78,303    66,862    42,227    36,758    56,749
                                               --------  --------  ---------  --------  --------  --------  --------
Earnings (loss):
 Including fixed interest charges   .........   76,993    48,436    109,555    95,299    68,724    59,929    81,242
 Excluding interest expense on deposits   ...   42,676    23,724     54,527    48,653    37,078    28,131    33,831
Fixed interest charges excluding interest
 expense on deposits ........................   21,089     6,637     23,275    20,216    10,581     4,960     9,338
Ratios:
Earnings including fixed interest charges to
 fixed interest charges .....................     1.39      1.55       1.40      1.43      1.63      1.63      1.43
Earnings to fixed interest excluding interest
 on deposits   ..............................     2.02      3.57       2.34      2.41      3.50      5.67      3.62
Dollar deficiency of earnings to fixed
 interest charges ...........................  $  0.00   $  0.00   $   0.00   $  0.00   $  0.00   $  0.00   $  0.00
                                               ========  ========  =========  ========  ========  ========  ========


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